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                                                                    EXHIBIT 23.3

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
                            INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the proxy statement/prospectus constituting part of this Registration Statement on Form S-4 of Metromedia Fiber Network, Inc., of our reports dated June 15, 1999 relating to the financial statements of the Palo Alto Internet Exchange (a business of Compaq Computer Corporation), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
August 4, 1999